SUPPLEMENT
                                       TO
                            PEASE OIL AND GAS COMPANY
                                   PROSPECTUS
                                      DATED
                                  JULY 24, 1996


     The list of selling securityholders identified in the Prospectus is modified to include the correct identity of one of the Selling Securityholders as follows:

                                                          Shares Owned             Shares              Shares Owned
                                                            Prior to                Being                  After
Name                                                        Offering               Offered               Offering
----                                                      ------------             -------

Presidential Brokerage, Inc.......................          5,000                    5,000                 - 0 -





                 The date of this Supplement is January 21, 1997